Exhibit 8.1

SIDLEY AUSTIN LLP
787 SEVENTH AVENUE
NEW YORK, NY 10019
+1 212 839 5300
+1 212 839 5599 FAX

AMERICA • ASIA PACIFIC • EUROPE

February 23, 2018

Simon Property Group, Inc.

Simon Property Group, L.P.

225 West Washington Street

Indianapolis, IN 46204

Re:                Material United States Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as special counsel to Simon Property Group, Inc., a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) being filed by the Company and its subsidiary, Simon Property Group, L.P., a Delaware limited partnership (the “Operating Partnership”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectus forming a part of the Registration Statement (the “Prospectus”), and such other documentation and information provided to us by the Company or the Operating Partnership, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.  In addition, we are relying upon a certificate containing certain factual statements, factual representations and covenants of an officer of the Company dated the date hereof (the “Officer’s  Certificate”) relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company Group”).  For purposes of our opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, the Prospectus, or in any other document.  In particular, we note that the Company Group may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware.  Consequently, we have relied on the Company’s representation that the facts, statements, representations, and covenants presented in the Officer’s Certificate, the Registration Statement, the Prospectus, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion.  We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality.  Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants.  Any material change

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

February 23, 2018

or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies.  Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions:  (i) the Company and each of the entities comprising the Company Group has been and will continue to be operated in accordance with the laws of the jurisdictions in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company Group have been formed, which changes could have a material effect on the conclusions set forth herein, and (iii) each of the written agreements to which the Company Group is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986 (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.  In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.  This opinion shall not be construed as or deemed to be a guaranty or insuring agreement.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States.  We express no opinion on any issue relating to the Company, the Company Group or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that:

1.             Commencing with the Company’s taxable year ending on December 31, 2011, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Code (a “REIT”), and its current

February 23, 2018

organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.  In addition, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us.  Accordingly, no assurance can be given that the actual results of the Company’s operations for any one taxable year will satisfy the requirements for taxation as a REIT.

2.             Although the discussions set forth in the Prospectus under the heading “U.S. Federal Income Tax Considerations” do not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of the Company’s securities, such discussions, though general in nature, constitute, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the ownership and disposition of the Company’s securities, subject to the qualifications set forth therein.  The United States federal income tax consequences of the ownership and disposition of the Company’s securities by a holder of such securities will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussions set forth in the Prospectus under the heading “U.S. Federal Income Tax Considerations” as applied to any particular holder.

This opinion has been prepared for you in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Prospectus in connection with the references to this opinion and the material United States federal income tax consequences of the ownership and disposition of the Company’s securities. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Sidley Austin LLP